As filed with the Securities and Exchange Commission on May 3, 2001
                                                       Registration No. 33-74264


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            Foamex International Inc.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      05-0473908
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

         1000 COLUMBIA AVENUE                          19061
         LINWOOD, PA
(Address of Principal Executive Offices)          (zip code)

                Foamex International Inc. 1993 Stock Option Plan
                            (Full title of the plan)

                               Norma Carter, Esq.
                            Foamex International Inc.
                              1000 Columbia Avenue
                                Linwood, PA 19061
                     (Name and address of agent for service)

                                 (610) 859-3000
          (Telephone number, including area code, of agent for service)






                         (COVER CONTINUED ON NEXT PAGE)

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                                                                               2


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF         AMOUNT TO BE        PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM            AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)          PRICE PER SHARE (3)          OFFERING PRICE (3)     REGISTRATION FEE (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01       1,750,000 (2)                 $5.17                     $9,047,500                $2,280
per share

------------------------------------------------------------------------------------------------------------------------------------

(1) Plus an indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2) Represents additional shares reserved for issuance under the Foamex International Inc. 1993 Stock Option Plan.

(3) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rule 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Common Stock as reported on the Nasdaq National Market System on May 1, 2001.

                           INCORPORATION BY REFERENCE
            OF REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 33-74264)
            ---------------------------------------------------------

                  We are filing this registration statement for the purpose of registering, in accordance with General Instruction E of Form S-8, an additional 1,750,000 shares of Common Stock, par value $.01 per share, to be issued under the Foamex International Inc. 1993 Stock Option Plan. We incorporate by reference into this registration statement on Form S-8 our previously filed registration statement on Form S-8 (File No. 33-74264) in its entirety, including the exhibits to it.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8.  EXHIBITS

Exhibit  Document

5.1               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1              Consent of PricewaterhouseCoopers LLP

23.2 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page)

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Linwood, Commonwealth of Pennsylvania, on May 2, 2001.


                                   FOAMEX INTERNATIONAL INC.


                                   By:  /s/ John Televantos
                                        ---------------------------------------
                                   Name:   John Televantos
                                   Title:  President and Chief Executive Officer


                                   By:  /s/ Lee C. Stewart
                                        ---------------------------------------
                                   Name:   Lee C. Stewart
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


                                   By:  /s/ Robert S. Graham, Jr.
                                        ---------------------------------------
                                   Name:   Robert S. Graham, Jr.
                                   Title:  Senior Vice President,
                                           Corporate Controller and
                                           Chief Accounting Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John Televantos, Norma Carter and Robert S. Graham, Jr., or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 2, 2001.

SIGNATURE                                    TITLE
---------                                    -----


/s/ Marshall S. Cogan                        Chairman of the Board
-----------------------------
Marshall S. Cogan


/s/ Robert J. Hay                            Chairman Emeritus and Director
-----------------------------
Robert J. Hay


                                             Director
-----------------------------
Etienne Davignon


/s/ Stuart J. Hershon                        Director
-----------------------------
Stuart J. Hershon


/s/ Raymond E. Mabus                         Director
-----------------------------
Raymond E. Mabus


/s/ John Televantos                          Director
-----------------------------
John Televantos


/s/ John V. Tunney                           Director
-----------------------------
John V. Tunney


                                             Director
-----------------------------
Virginia A. Kamsky


                                             Director
-----------------------------
Stephen B. Sharpe

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT  DOCUMENT
-------  --------

5.1               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1              Consent of PricewaterhouseCoopers LLP

23.2 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page)